EXHIBIT 1.1

Form of

Albertsons Companies, Inc.

Shares of Common Stock

Underwriting Agreement

[                    ], 2015

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

As representatives of the several Underwriters

named in Schedule I hereto

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

Albertsons Companies, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [                ] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [                ] additional shares (the “Optional Shares”) of common stock, par value $[        ] per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

On or after the date hereof, AB Acquisition LLC (“ABA”) will become the wholly-owned subsidiary of the Company, in accordance with the IPO-Related Transactions (as defined in the Registration Statement) as described in the Registration Statement.

1. The Company and ABA, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-205546) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to ABA’s or the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company and ABA by an Underwriter through the Representatives expressly for use therein.

(c) For the purposes of this Agreement, the “Applicable Time” is     :         m (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(e) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus.

(f) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain U.S. Federal Income and Estate Tax Considerations to Non-U.S. Holders,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(g) At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act.

(h) Except as otherwise disclosed in the Pricing Prospectus, subsequent to the respective dates as of which information is given in the Pricing Prospectus, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, prospects, assets, management or properties, whether or not arising from transactions in the ordinary course of business, of the Company, ABA and their respective subsidiaries, taken as a whole and after giving effect to the transactions herein contemplated (any such change is called a “Material Adverse Change”); (ii) the Company, ABA and their respective subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, ABA or their respective subsidiaries on any class of capital stock or repurchase or redemption by the Company, ABA or any of their respective subsidiaries of any class of capital stock.

(i) (A) Deloitte & Touche LLP (“Deloitte”), in its capacity as the independent auditor for the Company, ABA and their respective subsidiaries, has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) for the Company, ABA and their respective subsidiaries included in the Pricing Prospectus, and is an independent auditor within the meaning of the Securities Act, the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) and the rules and regulations of the Commission, and any non-audit services provided by Deloitte to the Company, ABA or their respective subsidiaries have been approved by the Audit Committee of the Board of Directors of the Company or the managing board of ABA (or of their respective subsidiaries).

(B) Deloitte, in its capacity as the independent registered public accounting firm for Safeway Inc. (“Safeway”) and its subsidiaries, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) for Safeway and its subsidiaries included in the Pricing Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the Commission.

(C) McGladrey, LLP, in its capacity as the independent auditor for United Supermarkets, LLC, has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of United Supermarkets, LLC included in the Pricing Prospectus, and is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the Commission.

(D) KPMG LLP, in its capacity as the auditor for the New Albertson’s Business of SUPERVALU INC. and subsidiaries, has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the New Albertson’s Business of SUPERVALU INC. and subsidiaries included in the Pricing Prospectus, and is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the Commission.

(j) The historical financial statements, together with the related schedules and notes, included in the Pricing Prospectus present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto (for example, “Adjusted EBITDA” as used in Pricing Prospectus is a non-GAAP measure). The historical financial information set forth in the Pricing Prospectus under the captions “Summary—Summary Consolidated Historical and Pro Forma Financial and Other Data,” “Selected Historical Financial Information of AB Acquisition” and “Supplemental Selected Historical Financial Information of Safeway” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Pricing Prospectus, except as may be specified in the Pricing Prospectus. The pro forma condensed combined financial statements of ABA and its subsidiaries and the related notes thereto included under the caption “Summary—Summary Consolidated Historical and Pro Forma Financial and Other Data” and “Unaudited Pro Forma Condensed Combined Financial Information” present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Pricing Prospectus are based on or derived from sources that the Company, ABA and their respective subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(k) Each of the Company, ABA and their respective subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus and, in the case of the Company, ABA and their respective subsidiaries, to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each of the Company, ABA and their respective subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company or ABA, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in or contemplated by the Pricing Prospectus. The Company and ABA do not own or control, directly or indirectly, any corporation, association or other entity that would constitute a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X), other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(l) At [                    ], 2015, on a consolidated basis, after giving pro forma effect to the transactions contemplated herein, the Company would have a capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and Prospectus; and all of the issued shares of capital stock or equity interests of ABA and each subsidiary of the Company and ABA have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company or ABA, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Pricing Prospectus.

(m) Neither the Company, ABA nor any of their respective subsidiaries is (i) in violation of its charter, bylaws, limited liability company agreement or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, ABA or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, ABA or any of their respective subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. The issue and sale of the Shares and the compliance by the Company and ABA with this Agreement and the consummation of the transactions contemplated herein and by the Pricing Prospectus, including the IPO-Related Transactions: (x) will have been duly authorized by all necessary corporate, partnership or limited liability company action and will not result in any violation of the provisions of the charter, bylaws, limited liability company agreement or other constitutive document of the Company, ABA or any of their respective subsidiaries, as applicable; (y) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, ABA or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change or as would not impair the ability of the Company, ABA or any of their respective subsidiaries to consummate the Transactions contemplated hereunder; and (z) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, ABA or any of their respective subsidiaries, except for such violations as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change or as would not impair the ability of the Company, ABA or any of their respective subsidiaries to consummate the Transactions contemplated hereunder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the issue and sale of the Shares or the consummation of the transactions contemplated herein and by the Pricing Prospectus, except such as have been obtained or made by the Company or ABA and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada.

(n) Except as otherwise disclosed in the Pricing Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s, ABA’s or any of their respective subsidiaries’ knowledge, threatened (i) against or affecting the Company, ABA or any of their respective subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company, ABA or any of their respective subsidiaries and any such action, suit or proceeding, if determined adversely to the Company, ABA or any of their respective subsidiaries, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Other than as set forth in the Pricing Prospectus, no material labor dispute with the employees of the Company, ABA or any of their respective subsidiaries exists or, to the Company’s, ABA’s or any of their respective subsidiaries’ knowledge, is threatened or imminent, in each case, which would reasonably be expected to result in a Material Adverse Change.

(o) The Company, ABA and their respective subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted except where the failure to own or possess such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change or as disclosed in the Pricing Prospectus; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change. Neither the Company, ABA nor any of their respective subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

(p) The Company, ABA and their respective subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses, except where the failure to possess, make or obtain such certificates, authorizations or permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and neither the Company, ABA nor any of their respective subsidiaries has received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(q) Each of the Company, ABA and their respective subsidiaries has good record and valid title in fee simple to or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except (i) as disclosed in the Pricing Prospectus and (ii) for such defects in title or failure to have such title or other interest as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. Each of the Company, ABA and their respective subsidiaries has good and valid title to, valid leasehold interests in, or valid licenses or other rights to use all personal property and assets material to the ordinary conduct of its business, except as disclosed in the Pricing Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(r) The Company, ABA and each of their respective subsidiaries have filed all necessary tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine, interest or penalty levied against any of them except as (i) are being contested in good faith and by appropriate proceedings diligently conducted and for which the Company, ABA and their respective subsidiaries maintain adequate reserves in accordance with GAAP or (ii) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and ABA have made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(j) hereof in respect of all taxes for all periods as to which the tax liability of the Company, ABA or any of their respective subsidiaries has not been finally determined.

(s) The Company is not, or after receipt of payment for the Shares will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(t) Except as set forth in the Pricing Prospectus, each of the Company, ABA and their respective subsidiaries is insured by recognized, and to the knowledge of the Company and ABA, financially sound, institutions with policies in such amounts and with such deductibles and covering such risks as are believed by the Company and ABA to be adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company, ABA and their respective subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes. The Company and ABA have no reason to believe that they or any of their subsidiaries will not be able (i) to renew their respective existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their businesses as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change. None of the Company, ABA or any of their respective subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(u) None of the Company, ABA or any of their respective subsidiaries has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(v) There is and has been no failure on the part of Company, ABA and their respective subsidiaries and, to the knowledge of Company and ABA, any of their respective officers and directors, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(w) The Company, ABA and their respective subsidiaries maintain a system of accounting controls that is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x) The Company and ABA have established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company, ABA and their respective subsidiaries is made known to management, including the chief executive officer and chief financial officer, as appropriate, of the Company and ABA, respectively, by others within the Company, ABA or any of their respective subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s and ABA’s auditors and the Board of Directors and the managing board of ABA have been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s and ABA’s abilities to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s or ABA’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly and adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(y) Neither the Company nor any its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board Governors of the Federal Reserve System

(z) Except as disclosed in the Pricing Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) each of the Company, ABA and their respective subsidiaries and its operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, in each case, required for the ownership and operation of the business, properties and facilities of the Company, ABA or their respective subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company, ABA nor any of their respective subsidiaries has received in the two years prior to the date of this Agreement any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, ABA or any of their respective subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company, ABA or their respective subsidiaries has received written notice, and no written notice by any governmental entity alleging actual or potential liability on the part of the Company, ABA or any of their respective subsidiaries based on or pursuant to any Environmental Law, in each case, pending or, to the knowledge of the Company, ABA and their respective subsidiaries, threatened against the Company, ABA or any of their respective subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company, ABA or any of their respective subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company, ABA nor any of their respective subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor are any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company, ABA or any of their respective subsidiaries; and (vi) to the knowledge of the Company, ABA and their respective subsidiaries, there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company, ABA or any of their respective subsidiaries, including without limitation, any such liability which the Company, ABA or any of their respective subsidiaries have retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(aa) In the ordinary course of their businesses, the Company and ABA conduct a periodic review of the effect of Environmental Laws on the businesses, operations and properties of the Company, ABA and their respective subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(bb) The Company, ABA, their respective subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)), other than a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) that is or was, within the preceding six years of the date hereof, sponsored or maintained by the Company, ABA, their respective subsidiaries or their respective ERISA Affiliates (as defined below) (each, a “Plan”) are in compliance with the applicable provisions of ERISA, except as the failure to be in compliance would not reasonably be expected to result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company, ABA or any of their respective subsidiaries, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company, ABA or such subsidiary is a member. No “reportable event” (as described in Section 4043(c) of ERISA) for which notice requirements have not been waived has occurred or is reasonably expected to occur with respect to any Plan sponsored or maintained by the Company, ABA, their respective subsidiaries or any of their respective ERISA Affiliates, except for such reportable events which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse

Change. Except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, neither the Company, ABA, their respective subsidiaries nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan or (ii) Sections 412, 4971, 4975 or 4980B of the Code or Section 4062(e) of ERISA with respect to any Plan. Except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, each “employee benefit plan” established or maintained by the Company, ABA, their respective subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(cc) Except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s or ABA’s knowledge, threatened against the Company, ABA or any of their respective subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the Company’s or ABA’s knowledge, imminently threatened, against the Company, ABA or any of their respective subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s or ABA’s knowledge, threatened against the Company, ABA or any of their respective subsidiaries and (C) no union representation question existing with respect to the employees of the Company, ABA or any of their respective subsidiaries and, to the Company’s or ABA’s knowledge, no union organizing activities taking place and (ii) to the Company’s knowledge, the Company, ABA and their respective subsidiaries are, and have been, in compliance with all applicable federal, state and local laws relating to discrimination in hiring, promotion or pay of employees and all applicable wage and hours laws.

(dd) No relationship, direct or indirect, exists between or among any of the Company or ABA, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company, ABA or any affiliate of the Company or ABA, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1, and which is not disclosed in the Pricing Prospectus. There are no material outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company, ABA or any affiliate of the Company or ABA to or for the benefit of any of the officers or directors of the Company, ABA or any affiliate of the Company or ABA or any of their family members.

(ee) Neither the Company, ABA nor any of their respective subsidiaries nor, to the knowledge of the Company or ABA, any director, officer, agent, employee or affiliate of the Company or ABA, or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, ABA and their respective subsidiaries and, to the knowledge of the Company and ABA, their affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ff) The operations of the Company, ABA and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions where the Company, ABA and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company, ABA or any of their respective subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, ABA or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or ABA, threatened.

(gg) Neither the Company, ABA nor any of their respective subsidiaries nor, to the knowledge of the Company or ABA, any director, officer, agent, employee, or affiliate of the Company, ABA or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce or the U.S. Department of State (collectively, “Sanctions”), nor is the Company, ABA or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Crimea, Cuba, Iran, Libya, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[        ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [                ] Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus. The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. Conduct Rules with respect to the offering and sale of the Shares. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [                    ], 2015 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Additional Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof (the “Transaction Documents”), will be delivered at the offices of Schulte Roth & Zabel LLP (the “Closing Location”), and the Shares will be delivered by book-entry delivery. Electronic copies of the documents to be delivered pursuant to the preceding sentence will be exchanged for review on the New York Business Day next preceding such Time of Delivery. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company and ABA with the Commission pursuant to Rule 433(d) under the Securities Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (1) During the period beginning from the date hereof and continuing to and including the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any securities of the Company and ABA that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise without your prior written consent (other than (A) the Shares to be sold hereunder, (B) pursuant to employee equity incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and (C) the entry into any agreement providing for the issuance of any shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities by the Company, ABA or their respective subsidiaries in connection with any mergers, acquisitions, joint ventures, strategic alliances or similar commercial relationships with (x) publicly held entities and (y) privately held entities; provided that in the case of entities described in clause (y), such securities shall remain subject to the restrictions set forth in this subclause (e) for the Lock-Up Period);

(2) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(i) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, then the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that the Company may satisfy the requirements of this subsection (f) by electronically filing such reports, financial statements or information through the Commission’s Electronic Data Gathering Analysis and Retrieval system or any successor system (“EDGAR”);

(g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to you (i) promptly after they are publicly available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that the Company may satisfy the requirements of this subsection (g) by electronically filing such reports, financial statements or information through EDGAR;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list, subject to notice of issuance, the Shares on the [            ] (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act; and

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6. (a) Each of the Company and ABA represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto.

(b) Each of the Company and ABA has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and each of the Company and ABA represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(c) The Company agrees that, if at any time following issuance of an Issuer Free Writing Prospectus through the completion of the public offer and sale of the Shares, any event that occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company and ABA will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers (but not any legal fees of counsel to the Underwriters in connection therewith, except as explicitly provided for herein); (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares (but not any legal fees of counsel to the Underwriters in connection therewith, except as explicitly provided for herein); (iii) all reasonable expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (such fees and disbursements of counsel not to exceed $15,000); (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Shares (such fees and disbursements of counsel not to exceed $35,000); (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all reasonable and customary expenses incurred by the Company in connection with any “road show” for the offering of the Shares, including the cost of any chartered airplane or other transportation; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9, 11 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cahill Gordon & Reindel LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions and negative assurance statement, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Schulte Roth & Zabel LLP, counsel for the Company and ABA, shall have furnished to you their written opinion and negative assurance statement (substantially in the form attached as Annex I hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(d) (i) On the date of the Prospectus at a time prior to the execution of this Agreement, the Underwriters shall have received from (A) Deloitte, the auditor for the Company, ABA and their respective subsidiaries, a “comfort letter” dated the date hereof and addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering the financial information in the Pricing Disclosure Package and other customary matters, (B) Deloitte, the independent registered public accounting firm for Safeway and its subsidiaries, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering the financial information in the Pricing Disclosure Package and other customary matters, (C) McGladrey, LLP, the independent registered public accounting firm for United Supermarkets LLC, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering the financial information in the Pricing Disclosure Package and other customary matters, and (D) KPMG LLP, the independent registered public accounting firm for the New Albertson’s Business of SUPERVALU INC. and subsidiaries, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering the financial information in the Pricing Disclosure Package and other customary matters and (ii) additionally, on each effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and additionally, at each Time of Delivery, the Underwriters shall have received (A) from Deloitte a “bring-down comfort letter” addressed to the Underwriters, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof pursuant to 8(d)(i)(A) above, except that (I) it shall cover the equivalent financial information in the Prospectus and any amendment or supplement thereto and (II) procedures shall be brought down to a date no more than 3 days prior to the date of execution of such “bring-down comfort letter,” (B) from Deloitte a “bring-down comfort letter” addressed to the Underwriters, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof pursuant to 8(d)(i)(B) above, except that (I) it shall cover the equivalent financial information in the Prospectus and any amendment or supplement thereto and (II) procedures shall be brought down to a date no more than 3 days prior to the date of execution of such “bring-down comfort letter,” (C) from McGladrey, LLP a “bring-down comfort letter” addressed to the Underwriters, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof pursuant to 8(d)(i)(C) above, except that it shall cover the equivalent financial information in the Prospectus and any amendment or supplement thereto and (D) from KPMG LLP a “bring-down comfort letter” addressed to the Underwriters, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof pursuant to 8(d)(i)(D) above, except that it shall cover the equivalent financial information in the Prospectus and any amendment or supplement thereto.

(e) (i) Neither the Company, ABA nor any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company, ABA or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, ABA and their respective subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the debt securities or preferred stock of the Company or ABA by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or ABA’s debt securities or preferred stock;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(i) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from the Sponsors (as such term is defined in the Pricing Prospectus) and the officers, directors and stockholders of the Company set forth on Schedule III (substantially in the form attached as Annex III hereto) in form and substance satisfactory to you;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request; and

(l) The IPO-Related Transactions shall have been consummated.

9. (a) The Company and ABA will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” as defined in Rule 433(h) under the Securities Act, and any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and ABA shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or ABA by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company and ABA against any losses, claims, damages or liabilities to which the Company or ABA may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or ABA by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and ABA for any legal or other expenses reasonably incurred by the Company or ABA in connection with investigating or defending any such action or claim as such expenses are incurred. The Underwriters’ obligations in this subsection (b) to indemnify are several in proportion to their respective underwriting obligations and not joint.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from (i) any liability which it may have to any indemnified party under such subsection unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantive rights and defenses or (ii) any liability which it may have to any indemnified party otherwise than under such subsection.

(A) In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (ii) the indemnifying party has failed within a reasonable period of time to retain counsel to the indemnified party, or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred.

(B) The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such failure to reimburse the Indemnified Person is based on a dispute with a good faith basis as to either the obligation of the Indemnifying Person arising under this Section 9 to indemnify the Indemnified Person or the amount of such obligation and the Indemnifying Party shall have notified the Indemnified Party of such good faith dispute prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and ABA under this Section 9 shall be in addition to any liability which the Company or ABA may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or ABA and to each person, if any, who controls the Company or ABA within the meaning of the Securities Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to any Additional Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. (a) The Company and ABA will indemnify and hold harmless the QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by the QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of the QIU in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

(b) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company or ABA under such subsection, notify the Company or ABA, as the case may be, in writing of the commencement thereof; but the omission so to notify the Company or ABA, as the case may be, shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company or ABA, as the case may be, of the commencement thereof, the Company or ABA, as the case may be, shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company or ABA, as the case may be), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company or ABA, as the case may be, shall not, without the written consent of the QIU, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the QIU.

        (c) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless the QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then each indemnifying party shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU, if any. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the QIU agree that Goldman, Sachs & Co. will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the Shares. The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by any method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) The obligations of the Company and ABA under this Section 11 shall be in addition to any liability which the Company or ABA may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Securities Act.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, ABA and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, ABA, or any officer or director or controlling person of the Company or ABA, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor ABA shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than those set forth in Section 8(g)(i) or Sections 8(g)(iii)-(v) hereof), any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by any Representative on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; and if to ABA shall be delivered or sent by mail or facsimile transmission to 250 Parkcenter Boulevard, Boise, Idaho 83706, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company and ABA by you upon request; provided, however, that notices under Section 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives at (i) Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Control Room, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal, (iii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number (646) 291-1469 and (iv) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, ABA and, to the extent provided in Sections 9, 11 and 12 hereof, the officers and directors of the Company, ABA and each person who controls the Company, ABA or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, ABA and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. Any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York. Each party hereto agrees to submit to the jurisdiction of, and to venue in, such courts.

20. The Company, ABA and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company and ABA are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or ABA relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[signature pages follow]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, ABA and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and ABA. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and ABA for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, Albertsons Companies, Inc.

By:
Name: Title:

AB Acquisition LLC

By:
Name: Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:
Authorized Signatory

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name: Title:

Citigroup Global Markets Inc.

By:
Name: Title:

Morgan Stanley & Co. LLC

By:
Name: Title:

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
Deutsche Bank Securities Inc.
Credit Suisse Securities (USA) LLC
Barclays Capital Inc.
Lazard Frères & Co. LLC.
Guggenheim Securities, LLC
Jefferies LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
BMO Capital Markets Corp.
SunTrust Robinson Humphrey, Inc.
Telsey Advisory Group LLC
Acadamey Securities, Inc.
Samuel A. Ramirez & Company, Inc.
Blaylock Beal Van, LLC

Total

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

(b) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

SCHEDULE III

Sponsors, Directors, Officers and Stockholders Subject to Lock-up

ANNEX I

Form of Opinion of Counsel for the Company

[To be Attached]

I-1

ANNEX II

[Form of Press Release]

Albertsons Companies, Inc.

[Date]

Albertsons Companies, Inc. announced today that Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, the lead book-running managers in the Company’s recent public sale of                  shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to                  shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [                    ], 20[    ], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

II-1

ANNEX III

[Form of Lock-up Agreement]

III-1

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

Re: Albertsons Companies, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Albertsons Companies, Inc., a Delaware corporation (the “Company”), providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock of the Company or any security convertible into or exercisable or exchangeable for Common Stock of the Company. If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of

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the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) as part of a distribution to direct or indirect members or partners of the undersigned, provided that (a) the distributee agrees to be bound in writing by the restrictions set forth herein (b) such transfers are not required to be reported in any public report or filing with the SEC and (c) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers, (iv) to any corporation, partnership or other business entity with whom the undersigned shares in common an investment manager or advisor which has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement, provided that (a) such person agrees to be bound in writing by the restrictions set forth herein, (b) such transfers are not required to be reported in any public report or filing with the SEC and (c) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers, (v) pursuant to the Underwriting Agreement, or (vi) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement; and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clauses (i)-(vi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In the event that any holder of Shares other than the undersigned is permitted by the Representatives to sell or otherwise transfer or dispose of any Shares for value (whether in one or multiple releases), then the same percentage of Shares held by the undersigned (the “Pro-Rata Release”) shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein; provided that such Pro-Rata Release shall not apply in the event of any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Company’s Common Stock during

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the Lock-Up Period; provided, however, that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the Undersigned’s Shares or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Common Stock, is offered the opportunity to participate on a basis consistent with such contractual rights in such underwritten sale.

This Lock-Up Agreement shall automatically terminate and be of no further force and effect if (i) the Registration Statement is withdrawn from the SEC, (ii) the Representatives advise the Company, or the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that the Representatives or the Company, as applicable, have determined not to proceed with the Public Offering, or (iii) the Underwriting Agreement is terminated pursuant to its terms.

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The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

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